UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 9, 2017

TCG BDC, Inc.

(Exact name of registrant as specified in charter)

Maryland	No. 814-00995	80-0789789
(State or other jurisdiction of incorporation or registration)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Madison Avenue, 40th Floor, New York, NY		10022
(Address of principal executive offices)		(Zip Code)

(212) 813-4900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.01. Completion of Acquisition or Disposition of Assets

On June 9, 2017, pursuant to the Agreement and Plan of Merger, dated May 3, 2017 (the “Agreement”), by and between TCG BDC, Inc. (the “Company”) and NF Investment Corp. (“NFIC”), NFIC merged with and into the Company (the “Merger”), with the Company as the surviving entity.

As of the effective time of the Merger, each share of common stock of NFIC was converted into the right to receive a mixture of cash and shares of common stock of the Company, par value $0.01 per share (the “Acquisition Shares”), in accordance with the elections of the NFIC stockholders (the “Elections”).

Based on the results of the Elections, the NFIC stockholders elected to receive in the aggregate 434,233 Acquisition Shares and approximately $145.6 million in cash.

The descriptions of the Merger and the Agreement in this report are qualified in their entirety by reference to the full text of the Agreement, which is included in the proxy statement filed by NFIC on Schedule 14A in respect of the Merger on May 19, 2017 and is incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities

The information included under Item 2.01 above is incorporated by reference into this Item 3.02.

The issuance of the Acquisition Shares pursuant to the Agreement is exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof and Regulation D and Regulation S thereunder.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and between TCG BDC, Inc. and NF Investment Corp., dated as of May 3, 2017 (incorporated by reference to Schedule 14A filed by NFIC on May 19, 2017 (File No. 814-01004)).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TCG BDC, Inc.

By:	/s/ Orit Mizrachi
Name:	Orit Mizrachi
Title:	Chief Operating Officer

Date: June 12, 2017